                                                                 EXHIBIT 8(b)


                                    AMENDMENT


          AMENDMENT made as of this      day of              , 1996 to that
certain Custody Agreement, dated as of October 31, 1988, between Emerald Funds (the "Fund") and The Bank of New York (the "Custodian") (such Custody Agreement herein referred as the "Agreement").


                              W I T N E S S E T H:

          That in consideration of the mutual agreements and covenants herein contained, the Custodian and the Fund do hereby amend the Agreement as follows:

          1. The following Article XVIII is hereby added to the Agreement in its entirety:


                                 "ARTICLE XVIII


          DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

          1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Foreign Securities (as such term is defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and the Custodian, copies of which have been previously delivered to the Fund and receipt of which is hereby acknowledged (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of a Certificate, together with a certified resolution substantially in the form attached as Exhibit E of the Fund's Board of Trustees, the Fund may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Schedule I. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from
     Schedule I.
          2. Each Foreign Sub-Custodian Agreement shall be substantially in the form previously delivered to the Fund and will not be amended in a way that materially adversely affects the Fund without the Fund's prior written consent.
          3. The Custodian shall identify on its books as belonging to each Series of the Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.
          4. Upon request of the Fund, the Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian on behalf of the Fund.
          5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the Series.
          6. The Custodian shall furnish annually to the Fund, as mutually agreed upon, information concerning the Foreign

     Sub-Custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the Fund's initial approval of such Foreign Sub-Custodians and, in any event, shall include information pertaining to (i) the Foreign Custodians' financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the Foreign Sub-Custodians would provide a level of safeguards for safekeeping and custody of securities not materially different form those prevailing in the United States. The Custodian shall monitor the general operating performance of each Foreign Sub-Custodian. The Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by the Custodian to have a material adverse effect on the Fund or any Series it will promptly notify the Fund of such breach. The Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement.
          7. The Custodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.
          8. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.
          9. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian the sole responsibility and liability of the Custodian shall be to take appropriate action at the Fund's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian."
          2. The Agreement and this Amendment thereto shall together constitute a single agreement, and all provisions of the

Agreement not hereby amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

                              EMERALD FUNDS, INC.



                              By:___________________________
                                 Name:

                                 Title:


                              THE BANK OF NEW YORK


                              By:___________________________
                                 Name:

                                 Title:

                                   SCHEDULE I


                           GLOBAL CUSTODY AGENT BANKS

COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Argentina      The Bank of Boston                        Correspondent
               Florida 99
               1005 Buenos Aires
               Argentina

Australia      ANZ Banking Group Limited                 Correspondent
               530 Collins Street (Level 25)
               Melbourne, Victoria 3001
               Australia

Austria        GiroCredit Bank AG                        Correspondent
               Schubertring 5
               A-1011 Vienna
               Austria

Bangladesh     Standard Chartered Bank                   Correspondent
               18-20 Motijheel Commercial Area
               P.O. Box 536
               Dhaka 1000
               Bangladesh

Belgium        Banque Bruxelles Lambert                  Correspondent
               Administration Centrale
               Cours Saint Michel 60
               B-1040 Brussels
               Belgium

Botswana       *Standard Bank of                         Correspondent
               South Africa Limited
               46 Marshall Street
               Johannesburg 2001
               South Africa

Brazil         The Bank Of Boston                        Correspondent
               Rua Libero Badaro 501
               01009 Sao Paulo
               Brazil

Canada         Royal Trust/Global Securities Service     Correspondent
               200 Bay Street
               South Tower, 4th Floor
               Toronto, Ontario M5J 2J5
               Canada


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
               Royal Bank of Canada                      Correspondent
               200 Bay Street
               Toronto, Ontario M5J 2J5
               Canada

Chile          The Bank of Boston                        Correspondent
               Moneda 799 - Casilla 1946
               Santiago
               Chile

China          Standard Chartered Bank                   Correspondent
               8/F Edinburgh Tower
               The Landmark,
               15 Queens Road Central
               Hong Kong

Colombia       Cititrust, Colombia                       Correspondent
               Avenida, Jimenez N8-89
               Bogota, Colombia
               Colombia

Czech Republic Ceskoslovenska Obchodni Banka             Correspondent
               Na Prikope 14
               11520 Prague
               Czech Republic

Denmark        Den Danske Bank                           Correspondent
               2-12 Holmens Kanal
               DK-1092 Copenhagen
               Denmark

Euromarket     Cedel, S.A.                               Correspondent
               67, Blvd. Grande Duchesse Charlotte
               L-1010 Luxembourg

Finland        Union Bank of Finland                     Correspondent
               Aleksanterinkatu 30
               Helsinki
               Finland

France         Banque Paribas                            Correspondent
               BP 141, 3 rue d'Antin
               75078 Paris Cedex 02
               France

               CCF                                       Correspondent
               Avenue Robert Schuman
               51100 Reims
               Paris, France


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Germany        Dresdner Bank AG                          Correspondent
               Jurgen-Ponto-Platz 1
               Postfach 11 06  61
               6000 Frankfurt 11
               Germany

Ghana          *Standard Bank of                         Correspondent
               South Africa Limited
               46 Marshall Street
               Johannesburg 2001
               South Africa

Greece         Alpha Credit Bank                         Correspondent
               40 Stadiou Street
               GR10252 Athens
               Greece

Hong Kong      HongKong & Shanghai                       Correspondent
               Banking Corp.
               Securities Department BL1
               1 Queen's Road Central
               Hong Kong

Hungary        Citibank Hungary                          Correspondent
               Custody Operations
               Budapest V.
               Deak Ferenc utca 5.1.154
               Hungary

India          HongKong & Shanghai                       Correspondent
               Banking Corporation
               52/60 Mahatma Gandhi Road
               Bombay 400 001
               India

               State Bank of India                       Correspondent
               Main Branch (Securities Division)
               Bombay Samachar Marg,
               Bombay 400023
               India

Indonesia      HongKong & Shanghai                       Correspondent
               Banking Corporation
               World Trade Centre - 4th Fl.
               JL. Jend. Sudirman Kav 29-31
               P.O. Box 2307
               Jakarta  10023
               Indonesia


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Ireland        Allied Irish Bank                         Correspondent
               Custodial Services
               P.O. Box 518
               I.F.S.C.
               Dublin 1
               Ireland

Israel         Israel Discount Bank Limited              Correspondent
               27-31 Yehuda Halevi Street
               65-546 Tel Aviv
               Israel

Italy          Banca Commerciale Italiana                Correspondent
               Area Regolanento
               Piazza Della Scala
               20121 Milano
               Italy

Japan          Yasuda Trust & Banking Co.                Correspondent
               2-1 Yaesu, 1-Chome
               Chuo-ku, Tokyo 103
               Japan

Korea          Bank of Seoul                             Correspondent
               Investment Trust Division
               10-1, Namdaemoon-Ro
               20-GA Jung-Gu
               Seoul
               Korea

Luxembourg     Cedel, S.A.                               Correspondent
               67, Blvd. Grande Duchesse Charlotte
               L-1010 Luxembourg

Malaysia       HongKong Bank Malaysia Berhad             Correspondent
               Securities Department
               2, Leboh Ampang
               50100 Kuala Lumpur
               Malaysia

Mexico         Banco Nacional de Mexico                  Correspondent
               Avenida Juarez 104
               Piso 11
               Mexico 06040, DF
               Mexico

Morocco        Banque Commerciale du Marocco             Correspondent
               21 Boulevard Moulay Youssef
               Casablanca, 20000
               Morocco


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Netherlands    Mees Pierson N.V.                         Correspondent
               Rokin 55
               1012 KK
               Amsterdam, Netherlands

New Zealand    ANZ Banking Group Limited                 Correspondent
               UDC Tower
               113-119, The Terrace
               Wellington
               New Zealand

Norway         Den norske Bank                           Correspondent
               Head Office
               P.O. Box 1171 Sentrum
               0107 Oslo 1

Pakistan       Standard Chartered Bank                   Correspondent
               Box 4896
               Ismail Ibrahim Chundrigar Road
               Karachi 2
               Pakistan

Peru           Citibank, N.A.                            Correspondent
               Ave Camino Real 456 - Piso 5
               Lima 27 Peru
               Peru

Philippines    HongKong & Shanghai Banking Corp.         Correspondent
               HongKong Bank- Centre
               San Miguel Avenue
               Ortigas Centre
               Pasig, Metro Manila
               Philippines

Poland         Bank Handlowy w Warszawie S.A.            Corespondent
               Custody Department
               Capital Markets Center - V Branch
               ul. Kasprzaka 18/20
               01-211 Warzawa
               Poland

Portugal       Banco Comercial Portugues                 Correspondent
               Avenida Jose Malhoa
               Lote 1686, 7th Floor
               1000 Libson
               Portugal


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Singapore      United Overseas Bank                      Correspondent
               80 Raffles Place
               17th Floor
               Singapore 0104

South Africa   Standard Bank of                          Correspondent
               South Africa Limited
               46 Marshall Street
               Johannesburg 2001
               South Africa

Spain          Banco Bilbao Vizcaya                      Correspondent
               Invex Department
               Clara Del Rey, 26-3rd Floor
               28002 Madrid
               Spain

Sri Lanka      Standard Chartered Bank                   Correspondent
               P.O. Box 27
               17 Janadhipathi Mawatha
               Colombo 1
               Sri Lanka

Sweden         Skandinaviska Enskilda Banken             Correspondent
               Trust Department
               Jakobsgatan 6
               Stockholm S-106 40
               Sweden

Switzerland    Union Bank of Switzerland                 Correspondent
               Bahnofstrasse 45
               8021 Zurich
               Switzerland

Taiwan         HongKong & Shanghai Banking Corp.         Correspondent
               333 Section 1
               Keelung Road
               Taipei 10548
               Taiwan

Thailand       Siam Commercial Bank                      Correspondent
               1060 Phetchburi Road
               Building 2, 4th floor
               Bankgkok 10400
               Thailand


COUNTRY        AGENT                                     RELATIONSHIP
-------        -----                                     ------------
Turkey         Citibank, N.A.                            Correspondent
               Abdi Ipekci Cad. 65
               80200 Macka
               Istanbul
               Turkey

United Kingdom The Bank of New York                      Correspondent
               46 Berkeley Street
               London, W1X6AA
               England

Uruguay        Banco De Boston                           Correspondent
               P.O. Box 90
               Zabala 1463
               11000 Monterideo
               Uruguay

Venezuela      Citibank N.A.                             Correspondent
               Camelitas a Altagraeia
               Edificio Citibank
               Carcas 1010-A
               Venezuela

Zimbabwe       *Standard Bank of                         Correspondent
               South Africa Limited
               46 Marshall Street
               Johannesburg 2001
               South Africa

* 17f5 Documentation not yet complete